EXHIBIT 99.1.7
                                                                  --------------

                                      MBIA

                           FINANCIAL GUARANTY MASTER
                     WHILE IN TRUST WITH A PERMANENT OPTION
                     UNIT INVESTMENT TRUST INSURANCE POLICY

                           MBIA Insurance Corporation
                             Armonk, New York 10504



                                                        Policy No. ESGT-175-1010

         MBIA Insurance Corporation (the "Insurer"), in consideration of the payment of the premium and subject to the terms of this policy, hereby unconditionally and irrevocably guarantees to the Trust, as hereinafter defined, the full and complete payment required to be made by or on behalf of the issuer(s) to the applicable Paying Agent(s) or its/their successor(s) (the "Paying Agent") of an amount equal to (i) the principal of (either at the stated maturity or by any advancement of maturity pursuant to a mandatory sinking fund payment) and interest on the obligations described in Exhibit A attached hereto (referred to herein as the "Obligations"), as such payments shall become due but shall not be so paid (except that in the event of any acceleration of the due date of such principal by reason of mandatory or optional redemption or acceleration resulting from default or otherwise, other than any advancement of maturity pursuant to a mandatory sinking fund payment, the payments guaranteed hereby shall be made in such amounts and at such times as such payments of principal would have been due had there not been any such acceleration); and
(ii) the reimbursement of any such payment which is subsequently recovered from the Trust pursuant to a final judgment by a court of competent jurisdiction that such payment constitutes an avoidable preference to the Trust within the meaning of any applicable bankruptcy law. The amounts referred to in clauses (i) and
(ii) of the preceding sentence shall be referred to herein collectively as the "Insured Amounts."

         Upon receipt of telephonic or telegraphic notice, such notice subsequently confirmed in writing by registered or certified mail, or upon receipt of written notice by registered or certified mail, by the Insurer or its designee from the Paying Agent or the Trust, that required payment of any Insured Amount has not been made, the Insurer on the due date of such payment or within one business day after receipt of notice of such nonpayment, whichever is later, will make a deposit of funds, in an account with U.S. Bank Trust National Association, in New York, New York, or its successor, sufficient for the payment of any such Insured Amounts which are then due. Upon presentment and surrender of such Obligations or coupons or presentment of such other proof of ownership of the Obligations registered as to principal or as to principal and interest, together with evidence satisfactory to U.S. Bank Trust National Association that
(i) in the case of Pre-Insured Obligations, as hereinafter defined, that demand for payment has been made from the other insurer, and (ii) in all cases, that such Obligations or coupons are the Obligations or coupons described in this policy or replacements or successors thereto, and any appropriate instruments of assignment to evidence the assignment of the Insured Amounts due on the Obligations as are paid by the Insurer, and appropriate instruments to effect the appointment of the Insurer as agent for the Trust in any legal proceeding related to payment of Insured Amounts on the Obligations or coupons, such instruments being in a form satisfactory to U.S. Bank Trust National Association, U.S. Bank Trust National Association shall disburse to the Trust or the Paying Agent making such presentment and/or surrender payment of the Insured Amounts due on such Obligations and coupons, less any amount held by the Paying Agent for the payment of such Insured Amounts and legally available therefor. This policy does not insure against loss of any prepayment premium which may at any time be payable with respect to any Obligation or coupon.

         The term "Depositor" shall mean Glickenhaus & Co. and Lebenthal, a division of Advest, Inc. and its successors or any successor Depositor.

         The term "Pre-Insured Obligations" shall mean obligations, if any, on which the payment of principal of and/or interest on shall have been insured prior to the issuance of this policy by the Insurer.

         The term "Trust" shall mean the Empire State Municipal Exempt Trust, Guaranteed Series 175, created pursuant to the Trust Indenture and Agreement dated December 18, 1990, among the Depositor, the Trustee and Standard & Poor's Corporation, as supplemented and amended as of April 27, 2004 by the Reference Trust Agreement dated as of April 27, 2004, among the Depositor, the Trustee and CapeLogic, Inc.

         The term "Trustee" shall mean Bank of New York, or any successor trustee or co-trustee.

         Any service of process on the Insurer may be made to the Insurer at its offices located at 113 King Street, Armonk, New York 10504, and such service of process shall be valid and binding.

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                                      MBIA

         This policy shall only apply to Obligations held in and owned by the Trust and shall not apply to any Obligations not deposited therein by the Depositor. This policy shall continue in force only with respect to Obligations held in and owned by the Trust, and, subject to the provisions of this paragraph, the Insurer shall not have any liability under this policy with respect to any Obligations which do not constitute part of the Trust. This policy is non-cancellable during the term hereof for any reason, but shall terminate as to any Obligation which has been redeemed from or sold by the Trustee or the Trust on the date of such redemption or on the settlement date of such sale, and the Insurer shall not have any liability under this policy as to any such Obligation thereafter. If the date of such redemption or the settlement date of such sale occurs between a record date and a date of payment of any such Obligation, this policy shall terminate as to such Obligation on the business day next succeeding such date of payment. Notwithstanding the foregoing provisions of this paragraph, the termination of this policy as to any Obligation shall not affect the obligations of the Insurer regarding any other Obligation in the Trust. This policy shall terminate as to all Obligations on the date on which the last of the Obligations mature, are redeemed or are sold by the Trust.

         The premium on this policy is not refundable for any reason, including the payment prior to maturity of the Obligations.

         This policy is issued only to the Trust and is nontransferable.

         This policy shall be governed by and construed under the laws of the State of New York.

         This policy is not covered by the Property/Casualty Insurance Security Fund specified in Article 76 of the New York Insurance Law.

         IN WITNESS WHEREOF, the Insurer has caused this policy to be executed in facsimile on its behalf by its President and its Secretary, this 27th day of April, 2004.


                                   MBIA INSURANCE CORPORATION


                                   /s/ Gary C. Dunton
                                   ----------------------------
                                   President

                         Attest:   /s/ Adam M. Carta
                                   ----------------------------
                                   Assistant Secretary

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                                      MBIA

                             E N D O R S E M E N T
                             - - - - - - - - - - -



                      Attached to Policy No. ESGT-175-1010

Issued by MBIA Insurance Corporation (the "Insurer"), to the Trust, as defined in the policy issued with respect to the small issue industrial development bonds and pollution control revenue bonds listed in Exhibit A (the "Bonds").

It is further understood that this policy shall guarantee to the Trust, as defined in the policy, the full and complete payments required to be made by or on behalf of the Issuer if there occurs pursuant to the terms of the Bonds an event which results in the loss of the tax exempt status of the interest on the Bonds, including any principal, interest or premium payments payable thereon, if any, as and when thereby required.

This endorsement forms a part of the policy to which it is attached, effective on the inception date of the policy.


IN WITNESS WHEREOF, the Insurer has caused this endorsement to be executed in facsimile on its behalf by its President and its Assistant Secretary this 27th day of April, 2004.


                                   MBIA INSURANCE CORPORATION

                                   /s/ Gary C. Dunton
                                   ----------------------------
                                   President

                         Attest:   /s/ Adam M. Carta
                                   ----------------------------
                                   Assistant Secretary

                                      MBIA


                   CERTIFICATE OF MBIA INSURANCE CORPORATION

          (EMPIRE STATE MUNICIPAL EXEMPT TRUST, GUARANTEED SERIES 175)

         This Certificate is being delivered in connection with the issuance by MBIA Insurance Corporation (the "Corporation") of a Municipal Bond Guaranty Insurance Policy relating to EMPIRE STATE MUNICIPAL EXEMPT TRUST, GUARANTEED SERIES 175 (the "Policy"). The undersigned hereby certifies that she is qualified and acting as Assistant Secretary of the Corporation.

         The undersigned hereby certifies that:

         (a) The Policy has been duly executed, is a valid and binding obligation of the Corporation enforceable in accordance with its terms except that the enforcement of the Policy may be limited by laws relating to bankruptcy, insolvency, reorganization, moratorium, receivership and other similar laws affecting creditors' rights generally and by general principles of equity;

         (b) The information concerning the Corporation and its policy or policies as set forth in the prospectus of the Trust filed as part of a Registration Statement dated April 27, 2004, under the caption entitled "Insurance on the Bonds," regarding Empire State Municipal Exempt Trust, Guaranteed Series 175, is accurate; and

         (c) The financial information as of December 31, 2003 for the Corporation supplied to the Sponsors is true and correct financial information provided to the New York Insurance Department in connection with the licensing of the Corporation, and such financial information is the most recent financial information available.

         IN WITNESS WHEREOF, the undersigned has herewith set his hand and caused his signature to be affixed hereto on this 27th day of April, 2004.

                                        By  /s/ Adam M. Carta
                                            --------------------------
                                            Assistant Secretary